EXHIBIT 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of this 16th day of March, 2005, by and among FLEET RETAIL GROUP, INC. (successor-by-assignment to Fleet Capital Corporation), as lender (together with its successors and assigns, the “Lender”), ELECTRONICS BOUTIQUE OF AMERICA INC., as borrower (the “Borrower”), and ELECTRONICS BOUTIQUE HOLDINGS CORP. (“EB Holdings”) and EB INVESTMENT CORP. (together with EB Holdings, the “Guarantors” and each individually as a “Guarantor”; the Guarantors and the Borrower being sometimes referred to herein collectively as the “Credit Parties” and each individually as a “Credit Party”).

RECITALS

WHEREAS, the Borrower and the Lender are parties to a certain Loan and Security Agreement, dated as of March 16, 1998 (as amended, modified or supplemented from time to time, the “Loan Agreement”) pursuant to which the Lender has agreed to extend credit to the Borrower subject to the terms and conditions contained therein;

WHEREAS, the Borrower has requested that the Lender amend certain provisions of the Loan Agreement; and

WHEREAS, the Lender is willing to amend certain provisions of the Loan Agreement, but only on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based on these premises, and in consideration of the mutual promises, representations and warranties, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

Definitions.  Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

Acknowledgment of Obligations.

Each of the Credit Parties acknowledges and agrees that, as of March 14, 2005, the Borrower is unconditionally liable to the Lender under the Loan Agreement and each of the other Loan Documents for One Million One Hundred Forty-Two Thousand Six Hundred Twelve Dollars ($1,142,612.00) representing the outstanding LC Amount (no cash Revolving Credit Loans being presently outstanding), plus all expenses incurred by the Lender through the Effective Date, including, without limitation reasonable attorneys’ fees and expenses, and that, as of the Effective Date, the Borrower has no defenses, counterclaims or rights of setoff or recoupment with respect to the foregoing obligations.  By operation of Section 4 of the Loan Agreement (the terms of which remain in effect), each of the Credit Parties acknowledges that the last day of the current Renewal Term is March 16, 2006.

Each of the Credit Parties acknowledges and agrees that (i) Borrower has from time to time requested that Lender arrange for Bank or its affiliates to provide Borrower with one or more Bank Products, (ii) Lender has arranged, and may, in its sole discretion, in the future arrange, for Bank or its affiliates to provide Borrower with such Bank Products with the express understanding that all Bank Product Agreements constitute part of the Loan Documents and all Bank Product Obligations constitute part of the Obligations secured by a continuing security interest in the Collateral, and (iii) as of the Effective Date, the Borrower is unconditionally liable to the Lender for all payments and other obligations incurred by the Borrower with respect to the Bank Product Agreements (the exposure of Bank and its affiliates thereunder being underwritten by the Lender on behalf of the Borrower), and that, as of the Effective Date, the Borrower has no defenses, counterclaims or rights of setoff or recoupment with respect to such obligations.

Each of the Credit Parties hereby ratifies and confirms its obligations under the Loan Documents to which it is  a party and hereby acknowledges and agrees that each of the Loan Documents to which it is a party remains in full force and effect.

Each Guarantor hereby ratifies and confirms its obligations under its surety agreement and the other Loan Documents to which it is a party and hereby acknowledges and agrees that, as of the Effective Date, it has no defenses, counterclaims or rights of setoff or recoupment with respect to its obligations thereunder.

Amendments.  All of the following amendments to the Loan Agreement are effective as of the Effective Date:

Notwithstanding anything to the contrary contained in the Loan Agreement (i) Lender may, in its sole discretion, at Borrower’s request, issue or cause to be issued Letters of Credit or LC Guaranties with an expiration date that is later than 365 days after the issuance date or later than the scheduled Maturity Date, and (ii) upon termination of the Loan Agreement, Borrower shall deposit with Lender funds in an amount equal to one hundred fifteen percent (115%) of the LC Amount to be held by Lender as cash collateral (without interest accruing to Borrowers) to fund future drawings against outstanding Letters of Credit and LC Guaranties.

Subsections 8.3.1 and 8.3.2 of the Loan Agreement are deleted as to all dates and periods ending on or after January 29, 2005.

A new Subsection 8.3.3 is hereby added to the Loan Agreement to read as follows:

“8.3.3      Eligible Inventory Coverage Ratio.  Maintain an Eligible Inventory Coverage Ratio of not less than 2.00 to 1.00 measured as of the last Business Day of each fiscal month commencing with the fiscal month ending January 29, 2005.  For purposes hereof, the term “Eligible Inventory Coverage Ratio” shall mean the ratio of (a) the Borrowing Base (without giving effect to a reduction for the LC Amount), to (b) the Maximum Revolving Credit Amount.”

Exhibit A attached to this Amendment shall replace Exhibit A-1 (Form of Borrowing Base Certificate) to the Loan Agreement.  All references to Exhibit A-1 contained in the Loan Agreement shall hereinafter refer to Exhibit A hereto.

The definition of “Fleet Bank” contained in Appendix A to the Loan Agreement is deleted, and Appendix A is amended by adding (and inserting in alphabetical order) the following definition of “Bank” (and all references to “Fleet Bank” contained in the Loan Agreement are hereby replaced with “Bank”):

“Bank — means Bank of America, N.A., its successors and assigns, and references to affiliates of Bank of America, N.A. shall include Lender.”

Representations and Warranties; Additional Covenants.

In order to induce the Lender to enter into this Amendment, each Credit Party represents and warrants to the Lender that (i) the execution, delivery and performance by the Credit Parties of this Amendment and the transactions contemplated hereby (A) are and will be within the respective corporate powers of the Credit Parties, (B) have been authorized by all necessary corporate action on behalf of the Credit Parties, (C) are not in contravention of any order or decree of any court or governmental unit, or of any law, rule or regulation to which any Credit Party or any Credit Party’s property is bound, (D) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under (x) any Credit Party’s articles of incorporation or bylaws or (y) any indenture, agreement, contract or undertaking to which any Credit Party is a party or by which any of them or any of their property is bound, and (E) except for the Liens created under the Loan Documents in favor of the Lender, will not result in the imposition of any Lien on any of the properties of any Credit Party; (ii) this Amendment shall be valid, binding and enforceable against the Credit Parties in accordance with its terms; and (iii) no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result from the execution, delivery or consummation of the transactions contemplated by this Amendment.

The Borrower represents and warrants to the Lender that attached hereto as Exhibit B is a true, correct and complete entity organizational chart of the Borrower, EB Holdings and their Subsidiaries, together with a memorandum summarizing the activities and purpose of each entity within such organizational structure (an “organizational summary memorandum”).  Borrower reaffirms and confirms its continuing obligation to update and deliver to the Lender such entity organizational chart and organizational summary memorandum in accordance with the Loan Agreement.

EB Investment Corp. represents and warrants that EB Games Customer Service, Inc. is a wholly-owned subsidiary of EB Investment Corp. and that its formation and operation have no adverse impact on the Borrower.

Effectiveness; Conditions Precedent.

The effectiveness of the amendments and other provisions hereof are subject to the following conditions precedent, including, where applicable, that the Lender shall have received the following documents and other items, duly executed, where appropriate, by authorized representatives of the Credit Parties and the Lender, as applicable (all such documents and other items must be in form and substance satisfactory to the Lender):

This Amendment (including the Exhibits hereto);

Evidence that the execution, delivery and performance of this Amendment by each of the Credit Parties have been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Credit Party has been made since the date of the original delivery thereof to Lender and that such documents (in the form delivered to the Lender) remain in full force and effect; and

Payment of all reasonable fees and expenses of Blank Rome LLP, counsel to the Lender, incurred by the Lender that are outstanding as of the date hereof.

The date which all of the conditions precedent set forth in Section 5(a) hereof shall have been satisfied or waived is referred to herein as the “Effective Date.”

Miscellaneous.

Except as modified or provided herein or in any other instruments or documents executed in connection herewith, all terms and conditions of the Loan Agreement and the other Loan Documents shall remain in effect in accordance with their original tenor.  Except as otherwise provided herein, each agreement, covenant, representation and warranty of each of the Credit Parties hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by such Credit Party.

Each Credit Party hereby agrees to take all such actions and to execute and/or deliver to the Lender all such documents, assignments, financing statements and other documents, as the Lender may require from time to time, to effectuate and implement the purposes of this Amendment and the other Loan Documents, and to pay or reimburse the Lender for all reasonable attorneys’ fees and expenses incurred in connection herewith and therewith.

Each Credit Party covenants, confirms and agrees that as security for the repayment of the Obligations of the Credit Parties under the Loan Documents, the Lender has, and shall continue to have, a continuing first priority, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof, as set forth in the Loan Agreement and the other Loan Documents, as applicable, subject to no Liens other than Permitted Liens.  Each Credit Party acknowledges and agrees that nothing herein contained in any way impairs the Lender’s existing rights and priority in the Collateral.

The Loan Agreement (as modified by this Amendment), together with the Loan Documents, contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof.  The Loan Agreement (as modified by this Amendment) and the other Loan Documents may be amended, modified, waived, discharged or terminated only in accordance with the terms thereof.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  Execution and delivery by facsimile shall bind each of the parties.

This Amendment shall be binding upon and inure to the benefit of each of the Credit Parties and the Lender and their respective successors, heirs and assigns, except that no Credit Party may assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary, except that Bank and its affiliates shall be entitled to rely on Section 2(b) hereof.

The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

EACH PARTY TO THIS AMENDMENT KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ELECTRONICS BOUTIQUE OF AMERICA INC., as the Borrower

By:	/s/ James A. Smith
Name:
Title:

ELECTRONICS BOUTIQUE HOLDINGS CORP., as a Guarantor

By:	/s/ James A. Smith
Name:
Title:

EB INVESTMENT CORP., as a Guarantor

By:	/s/ James A. Smith
Name:
Title:

FLEET RETAIL GROUP, INC., as the Lender

By:	/s/ Kathleen Dimock
Name:	Kathleen Dimock
Title:	Managing Director